                                                                  EXHIBIT (b)(6)


                                PLEDGE AGREEMENT
                               (ACQUISITION LOAN)



         THIS PLEDGE AGREEMENT, dated as of January ___, 2003, by and among LANDAIR ACQUISITION CORPORATION, a Tennessee corporation whose address is 430 Airport Road, Greeneville, Tennessee 37745 ("Landair Acquisition"); SCOTT M. NISWONGER ("Niswonger"), an individual whose address is 430 Airport Road, Greeneville, Tennessee 37745; JOHN A. TWEED ("Tweed"), an individual whose address is 430 Airport Road, Greeneville, Tennessee 37745; and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices at Greeneville, Tennessee at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745 (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of a Loan and Security Agreement, dated as of the date hereof, by and between Landair Acquisition as borrower (the "Borrower") and the Lender (as amended, modified or restated from time to time, the "Acquisition Loan Agreement"), the Lender has agreed to extend to the Borrower a loan in the original principal amount not exceeding $25,000,000 (the "Acquisition Loan"), evidenced by a promissory note of even date herewith (the "Acquisition Note"), to; and

         WHEREAS, the purpose of the Loan is to finance the acquisition of shares of the common voting stock of Landair Corporation ("Landair") tendered by present shareholders of Landair (the "Tendered Shares"), pursuant to a tender offer made by Landair Acquisition and any remaining shares described in Section
2.2 of the Acquisition Loan Agreement; and

         WHEREAS, the Lender is willing to make available the Loan upon the condition, among others, that Landair Acquisition, Niswonger and Tweed (collectively the "Pledgors") pledge certain assets to the Lender, under the terms of this Pledge Agreement to secure the obligations of Landair Acquisition under the Acquisition Note and the Acquisition Loan Agreement.

         NOW, THEREFORE, in order to induce the Lender to extend credit to the Borrower under the Acquisition Loan Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged by it, the Pledgors hereby agree with the Lender, as follows:

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof). All other terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Acquisition Loan Agreement, which is hereby incorporated by reference.

         (a) "Acquisition Loan Agreement" has the meaning assigned to that term in the preamble hereto.

         (b) "Acquisition Note" shall mean the Secured Promissory Note (Acquisition Note), of even date herewith, in the principal amount of $25,000,000, executed by the Borrower.

         (c) "Agreement" means this Pledge Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         (d)      "Collateral" has the meaning assigned to that term in Section
2.1 hereof.

         (e)      "Default" means any one of the following events or conditions:
(i) subject to applicable notice and cure periods, the occurrence of an Event of Default as defined in the Acquisition Loan Agreement; or (ii) breach of any covenant, warranty, agreement, or representation contained in this Agreement if such breach is not cured within thirty (30) days after notice of such breach from Lender to Pledgors.

         (f) "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions on or with respect to any shares of capital stock whether similar or dissimilar to the foregoing but shall not mean Dividends as that term is defined herein.

         (g)      "Dividends" means cash dividends and cash distributions.

         (h) "Funding Date" shall mean the date of the initial funding of the Acquisition Loan or any portion thereof in accordance with Acquisition Loan Agreement.

         (i) "Landair Acquisition Pledged Shares" shall mean one hundred percent (100%) of the shares of the common voting stock of Landair Acquisition, being the only class of stock of Landair Acquisition, represented by the Certificates listed on the attached Exhibit A hereto.

         (j) "Landair Pledged Shares" shall mean the common voting stock of Landair, being the only class of stock of Landair, represented by the Certificates listed on the attached Exhibit B hereto and all other shares of stock which are delivered in the future by the Pledgors to the Lender as Pledged Property hereunder. The number of Landair Pledged Shares shall be determined as of the Funding Date and shall be no less than ninety percent (90%) of the issued stock of Landair. The Landair Pledged Shares shall exclude those shares of Landair (not to exceed 20,000) held on behalf of Tweed in his individual retirement account and all options to purchase Landair shares.

         (k)      "Lender" shall mean First Tennessee Bank National Association.

         (l)      "Obligations" has the meaning assigned to that term in Section
2.2 hereof.

         (m) "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         (n) "Pledged Property" means: (i) the Pledged Shares and the certificates, if any, representing the Pledged Shares, and all cash, instruments and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and (ii) all securities hereafter delivered to the Lender in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, together with the interest coupons (if any) attached thereto, and all interest, cash, securities and other property at any time from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

         (o) "Pledged Shares" shall mean collectively the Landair Acquisition Pledged Shares and the Landair Pledged Shares.

         (p) "Pledgors" shall mean jointly and severally Landair Acquisition, Niswonger and Tweed.

                                    ARTICLE 2
                                     PLEDGE

         SECTION 2.1 Grant of Security Interest. The Pledgors hereby, and as of the Funding Date, jointly and severally pledge, assign, charge, mortgage, deliver and transfer to the Lender, for its benefit, a continuing security interest in and to, all of the following property (collectively, the "Collateral"):

                  (a)      the Pledged Shares;

                  (b) all other Pledged Property, whether now or hereafter delivered to the Lender in connection with this Agreement;

                  (c) all Dividends, Distributions, interest, other payments and rights with respect to any Pledged Property; and

                  (d)      all proceeds of any of the foregoing.

         SECTION 2.2 Security for Obligations. This Agreement and the Collateral secure the prompt payment in full and performance when due of all obligations of the Pledgors to the Lender now or hereafter existing under the Acquisition Note, the Acquisition Loan Agreement or any of the Loan Documents (as such term is defined in the Acquisition Loan Agreement) (collectively, the "Obligations").

         SECTION 2.3 Delivery of Pledged Property; Registration of Pledge, Transfer, Etc. All certificates or instruments representing or evidencing any Collateral (other than Dividends), including the Pledged Shares, shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank, or accompanied by duly executed, undated blank stock powers, all in form and substance reasonably satisfactory to the Lender; provided, however, that all other necessary and appropriate action and approvals shall have been taken or received to grant to the Lender a first priority fully perfected security interest in the Collateral. The Lender shall have the right, at any time during the continuance of any Default, and without notice to the Pledgors, to transfer to, or to register in the name of, the Lender or any of its nominees, any or all of the Pledged Shares.

         SECTION 2.4 Release of Certain Collateral. Except during the continuance of any Default, any Dividend or other cash payment with respect to the Pledged Property shall be deemed to be released by the Lender to the Pledgors.

         SECTION 2.5 No Duty on Lender. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for any safe custody of any Collateral in its possession, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 2.6 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral, and shall remain in full force and effect until the indefeasible payment in full and/or performance of all Obligations, shall be binding upon the Pledgors, their heirs, representatives, successors, and assigns (provided that the Pledgors may not assign any of their obligations hereunder without the prior written consent of the Lender), and shall inure to the benefit of the Lender, and its respective successors, transferees, and assigns. Upon the satisfaction in full of all the Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgors. Upon any such termination, the Lender will, at the Pledgors' expense, deliver all certificates and instruments (if any) representing or evidencing the Pledged Shares previously delivered to the Lender by the Pledgors, together with all other Collateral held by the Lender hereunder, in each case which shall not have theretofore been applied to payment of the Obligations, to the Pledgors and execute and deliver to the Pledgors, at the Pledgors' expense, such documents as the Pledgors shall reasonably request to evidence such termination.



                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Warranties, Etc. The Pledgors represent and warrant unto the Lender that, as of the Funding Date:

                  (a) Niswonger and Tweed are the legal and beneficial owners of, and have good and marketable title to (and have full right and authority to pledge and assign), the Landair Acquisition Pledged Shares, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Lender;

                  (b) Landair Acquisition, Niswonger and Tweed are the legal and beneficial owners of, and have good and marketable title to (and have full right and authority to pledge and assign), approximately seventy percent (70%) of the Landair Pledged Shares, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Lender;

                  (c) the pledge of such Collateral and all proceeds thereof, upon delivery to the Lender, is effective to create a valid first priority security interest in such Collateral and such proceeds thereof, securing payment of the Obligations;

                  (d) in the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares have been duly authorized and validly issued, and are fully paid, and non-assessable;

                  (e) the Landair Acquisition Pledged Shares represent all of the capital stock of Landair Acquisition owned, held or controlled by Niswonger and Tweed; and

                  (f) the Landair Pledged Shares represent all of the capital stock of Landair owned or controlled by the Pledgors.

         SECTION 3.2 Perfection, Etc. All filings and other actions necessary or appropriate to perfect and protect such security interest have been duly taken.

         SECTION 3.3 Locations. The address of the Pledgors and the office where the Pledgors keeps their records concerning the Collateral are located at the following location: 430 Airport Road, Greeneville, Tennessee 37745.

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.1 Protect Collateral; Further Assurances, Etc. Until the Obligations have been satisfied and the Collateral released by Lender, the Pledgors will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Lender hereunder). The Pledgors will warrant and defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgors agree that at any time, and from time to time, at the expense of the Pledgors, the Pledgors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 4.2 Stock Powers, Etc. The Pledgors agree that all Pledged Shares evidenced by certificates and delivered by the Pledgors pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Lender. The Pledgors will, from time to time, upon request of the Lender, promptly deliver to the Lender such stock powers, instruments, and similar documents, reasonably satisfactory in form and substance to the Lender, with respect to the Collateral as the

Lender may reasonably request and will, from time to time, upon the request of the Lender during the continuance of any Default, promptly transfer all shares which are part of the Collateral into the name of any nominee designated by the Lender.

         SECTION 4.3 Voting Rights; Dividends, Etc. The Pledgors agree:

                  (a) during the continuance of any Default, to cause the issuer of the Pledged Shares to pay directly to the Lender, and without any request therefor by the Lender, all Dividends, all Distributions, all payments, and all proceeds of the Pledged Property and other Collateral then or thereafter receivable by the Pledgors, all of which shall be held by the Lender as additional Collateral (and, if for any reason the Pledgors shall receive any thereof, it shall promptly without any request therefor by the Lender turn over the same to the Lender, properly endorsed where required hereby or requested by the Lender); and

                  (b) during the continuance of any Default, promptly deliver (properly endorsed where required hereby or requested by the Lender) to the Lender, upon request of the Lender, such proxies and other documents as may be necessary to allow the Lender to exercise the voting power with respect to any share of capital stock included in the Collateral;

provided, however, that unless a Default shall be continuing, the Pledgors shall be entitled to exercise the voting power and all other incidental rights of ownership with respect to any Pledged Shares (subject to the Pledgors' obligation to deliver to the Lender such Pledged Shares in pledge hereunder); provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgors that would impair any Collateral or be inconsistent with or violate any provision of this Agreement, the Acquisition Loan Agreement or any of the Acquisition Loan Documents.

         All Dividends, interest and other cash payments in respect of any Pledged Property which may at any time and from time to time be held by the Pledgors but which the Pledgors are then obligated to deliver by Section 4.3(a) to the Lender, shall, until delivery to the Lender, be held by the Pledgors separate and apart from their other property in trust for the Lender.

         SECTION 4.4 Notices. The Pledgors will, upon obtaining knowledge thereof, advise the Lender promptly, in reasonable detail, (a) of any material lien, security interest, encumbrance or claims made or asserted against any of the Collateral, (b) of any material change in the composition of the Collateral,
(c) of any sales, transfers or other conveyances of the stock of Landair held by the Pledgors and not subject to this Agreement or stock that was formerly Pledged Shares hereunder but has been released by the Lender, which notice requirement may be satisfied by delivery by Pledgors to the Lender of the notice of sale for any such stock that Pledgors files with the Securities and Exchange Commission, and (d) of the occurrence of any other event which may have a materially adverse effect on the security interests created hereunder.

         SECTION 4.5 Continuous Perfection. The Pledgors will not change their names or identity in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-506 of the U.C.C. (or any other then applicable provision of the U.C.C.).

         SECTION 4.6 Opinion of Counsel. The Pledgors will deliver to the Lender on the date hereof an opinion of counsel providing that the pledge of the Pledged Shares under this Agreement creates a valid security interest in favor of the Lender; that the lien granted under this Agreement as to the Pledged Shares is a first priority lien; and that there are no restrictions existing on or as to the Pledged Shares which will in any way impair the lien granted in this Agreement.

         SECTION 4.7 Landair Pledge Shares. As of the Funding Date, Pledgors shall own no less than ninety percent (90%) of the issued stock of Landair.

                                    ARTICLE 5
                                    REMEDIES

         SECTION 5.1 Remedies in Case of Event of Default. If a Default shall occur and be continuing hereunder, then Lender shall be entitled to exercise all of the rights, powers and remedies vested in it by this Agreement, and now or hereafter existing at law or in equity or by statute (including without limitation the Uniform Commercial Code of Tennessee) or otherwise for the protection and enforcement of its rights with respect to the Collateral; and Pledgors hereby irrevocably appoint and constitute Lender as Pledgors' attorney-in-fact; coupled with an interest and with full power of substitution, to exercise any or all of the following rights, powers and remedies:

                  (a) to receive directly all payments, Dividends and Distributions payable or deliverable with respect to the Collateral otherwise payable or deliverable to Pledgors;

                  (b) to endorse and transfer all or any part of the Collateral into Lender's name or the name of its nominee and to cause new certificates to be issued in the name of Lender or of such nominee with respect to the Collateral;

                  (c) to vote all or any part of the Pledged Shares, whether or not transferred into the name of Lender, and to give all proxies, consents, waivers and ratifications with respect to the Collateral and otherwise act with respect thereto as though it were the outright owner thereof;

                  (d) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, to the fullest extent permitted by law, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived by Pledgors to the fullest extent permitted by law), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Lender in its absolute discretion may determine;

                  (e) take control of any proceeds of the Collateral; and

                  (f) execute (in the name, place, and stead of the Pledgors) endorsements, assignments, stock powers, and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 5.2 Attorney-in-Fact. In furtherance of the actions described in Section 5.1, the Pledgors hereby irrevocably appoint the Lender their attorney-in-fact, with full power and authority in the place and stead of the Pledgors and in the name of the Pledgors or otherwise, from time to time in the Lender's discretion, such appointment to be effective only upon the occurrence and during the continuance of any Default to take any action (at law or in equity) and to execute any instrument that is necessary or appropriate to accomplish the purposes of this Agreement. The Pledgors acknowledge, consent and agree that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.3 Indemnity and Expenses. The Pledgors hereby indemnify and hold harmless the Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, for liabilities arising out of or resulting from the Lender's negligence or willful misconduct. Upon demand, the Pledgors will pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with:

                  (a) the administration of this Agreement;

                  (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

                  (c) the exercise, enforcement or protection of any of the rights or remedies of the Lender hereunder;

                  (d) the failure by the Pledgors to perform or observe any of the provisions hereof; or

                  (e) advancing any funds in connection with the matters referred to in Section 6.3 hereof.

                                    ARTICLE 6
                                  MISCELLANEOUS

         SECTION 6.1 Amendments, Waivers, Remedies, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgors herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No delay, act or omission on the part of the Lender of any of its rights hereunder shall be deemed a waiver of any rights hereunder unless also contained in a writing signed by the Lender, nor shall any single or partial exercise of, or any failure to exercise, any right, power or privilege preclude any other or further or initial exercise thereof of any other right, power or privilege. The rights and remedies provided herein are cumulative, and not exclusive of rights and remedies that may be granted or provided by law or equity.

         SECTION 6.2 Obligations Not Affected. The obligations of the Pledgors under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

                  (a) any amendment or modification or addition or supplement to the Acquisition Loan Agreement, any Loan Documents or any assignment or transfer of any thereof;

                  (b) any exercise, non-exercise, or waiver by the Lender of any right, remedy, power, or privilege under or in respect of, or any release, sale, exchange, or surrender of any guaranty or Collateral provided pursuant to the Acquisition Loan Agreement, any Loan Agreement and/or this Agreement;

                  (c) any waiver, consent, renewal, extension, modification, acceleration, compromise, indulgence, or other action or inaction in respect of the Acquisition Loan Agreement, the Loan Documents and/or this Agreement or any assignment or transfer of any thereof; or

                  (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like, of the Pledgors, whether or not the Pledgors shall have notice or knowledge of any of the foregoing; all without the necessity of any reservation of rights against the Pledgors and without notice to or further assent by the Pledgors, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Subject to Section 2.5 and Tennessee Code Annotated Section 48-9-601, et seq., the Lender shall have no obligation to protect, secure, perfect or insure any other collateral security document or property subject thereto at any time held as security for the Obligations. The Pledgors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Pledgors and the Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. With the exception of those that may be required by any agreement giving rise to the Obligations, the Pledgors waive diligence, presentment, protest, demand for payment, and notice of default or nonpayment to the Pledgors, with respect to the Obligations.

         SECTION 6.3 Protection of Collateral. The Lender may from time to time, at its option, perform any act which the Pledgors agree hereunder to perform and which the Pledgors shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Default) and, subject to the foregoing, the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation, or protection of any of the Collateral or of its security interest therein.

         SECTION 6.4 The Lender Not Responsible. The Lender is required to exercise no care with respect to the Collateral except reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Pledgors reasonably request in writing at times other than upon the occurrence and during the continuance of any Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

         SECTION 6.5 Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing or by telex or facsimile transmission and addressed or delivered to it at the addresses set forth above, or as to either party at such other address as shall be designated by such party in a written notice to each other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex, shall be deemed given when transmitted (answer back confirmed), and if transmitted by facsimile transmission or delivery, shall be deemed given when received.

         SECTION 6.6 Subrogation. The Pledgors shall not be entitled to be subrogated to any of the rights of the Lender by reason of any amounts received hereunder or in connection with the Collateral until all Obligations have been indefeasibly paid in full.

         SECTION 6.7 Assignment of Interest of Lender. In the event of any purchase by the Pledgors from the Lender of the Loan and of the fulfillment of all obligations under the Loan Documents (as defined in the Acquisition Loan Agreement) to the satisfaction of the Lender, the Lender will assign to the Pledgors all of the Lender's right, title and interest in and to the Loan Documents and all collateral for the Loan.

         SECTION 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection and enforcement of liens on and security interests in collateral.

         SECTION 6.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 6.10 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                     PLEDGORS:

                                     LANDAIR ACQUISITION CORPORATION


                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------


                                     -------------------------------------------
                                     Scott M. Niswonger


                                     -------------------------------------------
                                     John A. Tweed



                                     LENDER:

                                     FIRST TENNESSEE BANK
                                     NATIONAL ASSOCIATION


                                     By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------

                                    EXHIBIT A
        LIST OF CERTIFICATE NUMBERS OF LANDAIR ACQUISITION PLEDGED SHARES

                                    EXHIBIT B
              LIST OF CERTIFICATE NUMBERS OF LANDAIR PLEDGED SHARES

STATE OF                   )
        ------------------ )
COUNTY OF                  )
         -----------------

         Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared ______________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be a ____________________ of LANDAIR ACQUISITION CORPORATION, the within named bargainor, a Tennessee corporation, and that he, as such _________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by himself as ___________________.

         Witness my hand and seal on this the ________ day of January, 2003.


                                              ----------------------------------
                                              Notary Public


My Commission Expires:


---------------------------



STATE OF                   )
        ------------------ )
COUNTY OF                  )
         -----------------

         Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared SCOTT M. NISWONGER, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged him/herself to be the

         Witness my hand and seal on this the ________ day of January, 2003.


                                              ----------------------------------
                                              Notary Public


My Commission Expires:

-------------------------

STATE OF                   )
        ------------------ )
COUNTY OF                  )
         ----------------

         Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared JOHN A. TWEED, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged him/herself to be the

         Witness my hand and seal on this the ________ day of January, 2003.


                                             -----------------------------------
                                             Notary Public


My Commission Expires:

-------------------------


STATE OF                   )
        ------------------ )
COUNTY OF                  )
         -----------------

         Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared ______________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be a ____________________ of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, the within named bargainor, a national banking association, and that he, as such Senior Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by himself as
___________________.

         Witness my hand and seal on this the ________ day of January, 2003.


                                              ----------------------------------
                                              Notary Public

My Commission Expires:


---------------------------